                                                                       EXHIBIT 1


                           FORM OF VOTING AGREEMENT

          VOTING AGREEMENT (this "Agreement"), dated as of November __, 1999, by
                                  ---------
and among ENDO PHARMACEUTICALS HOLDINGS INC., a Delaware corporation ("Parent"),
                                                                       ------
ENDO INC., a Delaware corporation and a newly-formed wholly-owned subsidiary of Parent ("Sub"), and the stockholder party hereto (the "Stockholder").
         ---                                           -----------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, concurrently with the execution and delivery of this Agreement, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the "Merger Agreement") is being entered into by and among
                        ----------------
Parent, Sub and ALGOS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Company"), pursuant to which Company has agreed to merge with and into Sub,
 -------
with Sub continuing as the surviving corporation (the "Merger"); and
                                                       ------

          WHEREAS, as a condition to, and in consideration for, Parent's and Sub's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent and Sub have required that the Stockholder enter into this Agreement and certain other stockholders to enter into similar agreements.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Definitions.  For purposes of this Agreement:
               -----------

          "Company Securities" shall mean the Company's common stock, par value
           ------------------
$.01 per share.

          "Stockholder Shares" shall mean (i) the Existing Securities (as
           ------------------
defined in Section 5(a)(i) hereof) set forth on Schedule I hereto, (ii) any shares of Company Securities distributed prior to the termination of this Agreement in respect of the Stockholder Shares by reason of a stock dividend, split-up, recapitalization, reclassification, combination, merger, exchange of shares or otherwise and (iii) any other shares of the Company Securities of which the Stockholder acquires ownership, either directly or indirectly, after the date of this Agreement and prior to the Effective Time.

          "Person" shall mean an individual, corporation, partnership, limited
           ------
liability company, joint venture, association, trust, unincorporated organization or other entity.

          Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

          2.   Agreement to Vote Shares. The Stockholder shall, at any meeting
               ------------------------
of the holders of any class or classes of Company Securities, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company, vote (or cause to be voted) the Stockholder Shares, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof and (ii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (2) a sale, lease or transfer of a material amount of assets of the Company or a reorganization, recapitalization, dissolution or liquidation of the Company; (3) (a) any change in the majority of the board of directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the certificate of incorporation or similar governing document of the Company; (c) any other material change in the corporate structure or business of the Company; or (d) any other action, which, in the case of each of the matters referred to in clauses (a), (b) and (c) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent or Sub of the Merger or the transactions contemplated by the Merger Agreement or this Agreement.

          3.   Grant of Irrevocable Proxy; Appointment of Proxy.
               ------------------------------------------------

               (a) The Stockholder hereby irrevocably grants to, and appoints, Carol Ammon, Jeffrey Black and Osagie Imasogie, or any one of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder Shares held at the time of the relevant stockholder vote as set forth in Section 2 hereof. The Stock holder will cause any record holder of Stockholder Shares to grant substantially similar proxies as requested in accordance with Section
8(e) hereof.

               (b) The Stockholder represents that any proxies heretofore given in respect of the Stockholder Shares are not irrevocable, and that any such proxies are hereby revoked.

               (c) The Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

          4.   Covenants of the Stockholders. The Stockholder hereby agrees
               -----------------------------
and covenants that:

               (a)  Restriction on Transfers.  Except as may otherwise be agreed
                    ------------------------
by Parent and as contemplated by those agreements or understandings set forth on Schedule II hereto, the Stockholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Stockholder Shares, or any interest therein if such transfer would result in the Stockholder no longer having the power to vote or cause to be voted the Stockholder Shares or (ii) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Stockholder Shares, or any interest therein.

               (b)  Restrictions on Proxies and Voting Arrangements.  Except as
                    -----------------------------------------------
otherwise provided herein, the Stockholder shall not (i) grant any proxy, power-of-attorney or other authorization in or with respect to the Stockholder Shares or (ii) deposit the Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Stockholder Shares.

               (c)  Stop Transfer.  The Stockholder shall not request that the
                    -------------
Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Existing Securities (as defined in Section 6(a)(i) hereof), unless such transfer is made in compliance with this Agreement. In the event of any dividend or distribution, or any change in the capital structure of the Company by reason of any non-cash dividend, split-up, recapitalization, combination, exchange of securities or the like, the term "Existing Securities" shall refer to and include the Existing Securities as well as all such dividends and distributions of securities and any securities into which or for which any or all of the Existing Securities may be changed, exchanged or converted.

               (d)  Waiver of Appraisal Rights.  The Stockholder hereby waives
                    --------------------------
any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

               (e)  No Inconsistent Arrangements.   The Stockholder shall not
                    ----------------------------
take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

          5.   Representations and Warranties.
               ------------------------------

               (a) The Stockholder hereby represents and warrants to Parent and Sub as follows:

               (i)  Ownership of Securities.  On the date hereof, the
                    -----------------------
          Stockholder owns, directly or indirectly, or has the power to direct the voting of, the Company Securities set forth next to the Stockholder's name on Schedule I hereto (the "Existing Securities"),
                                                        -------------------
          and the Existing Securities are owned of record by the Stockholder or certain of the Stockholder's subsidiaries or nominees (together, the "Record Holders"). On the date hereof, the Existing Securities
           ---------------
          constitute all of the shares of voting capital stock of the Company owned of record or otherwise by such Stockholder or as to which such Stockholder has the power to direct the voting of the shares. Each Record has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Record Holder's Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

               (ii)  Power; Binding Agreement.  The Stockholder has the power
                     ------------------------
          (or, if applicable, corporate power) and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or
          (b) general principles of equity, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Stockholder with the terms hereof.

               (iii) No Conflicts.  No filing with, and no permit,
                     ------------
          authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, except in connection, or in compliance, with the provisions of
          (i) Section 16 and Section 13D or 13G of the Exchange Act and (ii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), none of the execution and delivery of this Agreement by
           -------
          the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with, or result in any breach of, any organizational documents applicable to the Stockholder, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

               (iv) No Liens.  Except as established hereby, the Existing
                    --------
          Securities are now and, at all times during the term hereof, will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

               (v)  No Solicitation.  The Stockholder hereby agrees, in the
                    ---------------
          Stockholder's capacity as stockholder of the Company, that neither the Stockholder nor any of the Stockholder's subsidiaries, if applicable, shall (and the Stockholder shall use best efforts to cause the Stockholder's officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors or representatives not to), directly or indirectly, take any action to solicit, initiate, encourage, facilitate, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Parent, Sub or any of their Affiliates or representatives) concerning any Company Take over Proposal; provided
                                                                      --------
          that nothing contained in this Section 5(a)(v) shall restrict any
          ----
          officer, director or employee of the Stockholder or the Stockholder's subsidiaries, if applicable, from taking any action in his or her capacity as a director, officer or employee of the Company which is permitted to be taken pursuant to Section 4.2 of the Merger Agreement.

               (b) Parent and Sub jointly and severally hereby represent and warrant to the Stockholder as follows:

               (i)   Power; Binding Agreement.  Each of Parent and Sub has the
                     ------------------------
          corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and Sub will not violate any material agreement to which Parent or Sub, as the case may be, is a party. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

               (ii)  No Conflicts.  No filing with, and no permit,
                     ------------
          authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by each of Parent and Sub and the consummation by each of them of the transactions contemplated hereby, except in connection, or in compliance, with the provisions of
          (i) Section 16 and Section 13D or 13G of the Exchange Act and (ii) the HSR Act, and none of the execution and delivery of this Agreement by each of Parent and Sub, the consummation by each of them of the transactions contemplated hereby or compliance by each of them with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to Parent or Sub, respectively, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to Parent or Sub or any of their respective properties or assets.

          6.   Best Efforts.  Subject to the terms and conditions of this
               ------------
Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement; provided that nothing contained in this Section 6
                          -------- ----
shall restrict any officer, director or employee of the Stockholder or the Stockholder's Subsidiaries from taking any action in his or her capacity as a director, officer or employee of the Company which is permitted to be taken pursuant to Section 4.2 of the Merger Agreement.

          7.   Termination.  Other than Section 8 hereof (which shall survive
               -----------
in any event), this Agreement and the covenants, representations and warranties, agreements and irrevocable proxy or proxies contained herein or granted pursuant hereto shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article VII thereof and (ii) the consummation of the transactions contemplated by the Merger Agreement. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or Affiliates; provided, however, that nothing herein shall relieve any party from any
--------  -------
liability for such party's willful breach of this Agreement; and provided,
                                                                 --------
further, that nothing herein shall limit, restrict, impair, amend or otherwise
-------
modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.

          8.   Miscellaneous.
               -------------

               (a)  Specific Performance.  Each party hereto recognizes and
                    --------------------
agrees that if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

               (b)  Severability.  Any term or provision of this Agreement which
                    ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, with respect to any provision of this Agreement, if it is determined by a court of competent jurisdiction to be excessive as to duration or scope, it is the parties' intention that such provision nevertheless be enforced to the fullest extent which it may be enforced.

               (c)  Attorneys' Fees.  If any action at law or equity, including
                    ---------------
an action for declaratory relief, is brought by a party to this Agreement to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

               (d)  Governing Law.  This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

               (e)  Further Assurances.  From time to time, at the request of
                    ------------------
Parent or Sub, the Stockholder shall execute and deliver to Parent and Sub or cause other Record Holders to execute and deliver to Parent and Sub such additional instruments containing grants of proxy with respect to the Stockholder Shares (which grants of proxy will be in substantially the form of Section 3(a) hereof) as Parent or Sub may reasonably request in connection with the Stockholder's obligations under this Agreement.

               (f)  Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

               (g)  Consent to Jurisdiction, Etc.  Each party hereto hereby
                    -----------------------------
irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court located in the State of Delaware (unless such courts assert no jurisdiction, in which case the parties hereto consent to the exclusive jurisdiction of the courts of the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

               (h)  Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to the Stockholder, to the addresses set forth next to the Stockholder's name on Schedule II hereto and

          (b)  if to Parent or Sub, to:

               Endo Pharmaceuticals Holdings Inc.
               223 Wilmington-West Chester Pike
               Chadds Ford, PA 19317

               Attn.: Carol A. Ammon
               Fax No.: (610) 558-9683

               with copies to:

               Kelso & Company
               320 Park Avenue, 24/th/ Floor
               New York, NY 10022
               Attn.: James J. Connors, II
               Fax No.: (212) 223-2379

               and

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, NY 10022
               Attn.: Eileen Nugent Simon, Esq.
               Fax No.: (212) 735-2000

               and

          (c)  if to the Company, to:

               Algos Pharmaceuticals Corporation
               1333 Campus Parkway
               Neptune, NJ 07753-6815
               Attn.: General Counsel
               Fax No.: (732) 938-2825

               with copies to:

               Latham & Watkins
               885 Third Avenue
               New York, New York 10022
               Attn.: Raymond Y. Lin, Esq.
               Fax No.: (212) 751-4864


          (i)  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (j)  Assignment; Binding Agreement.  Neither this Agreement nor any of
               -----------------------------
the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that Parent and Sub shall be permitted to assign, in whole or
--------  -------
in part, this Agreement or any of the rights, interests or obligations hereunder to any of their Subsidiaries or Affiliates.

          (k)  Amendment, Modification and Waiver.  This Agreement may not be
               ----------------------------------
amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

          (l)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                   ENDO PHARMACEUTICAL HOLDINGS INC.

                                   By:_____________________________
                                      Name:
                                      Title:


                                   ENDO INC.


                                   By:_____________________________
                                      Name:
                                      Title:


                                   [STOCKHOLDER]


                                   By:_____________________________
                                      Name:
                                      Title:

                                  Schedule I
                                  ----------

                          List of Existing Securities

                Stockholders' Holdings of Company Common Stock

----------------------------------------------------------------------
Registered Holder                           Number of Shares Held
----------------------------------------------------------------------
Karen B. Lyle                                           1,344,416
----------------------------------------------------------------------
Michael Hyatt (N.B. does not include                      829,551
shares owned by the Kimmel Trusts
listed below)
----------------------------------------------------------------------
Trust Under the Will of Inez Kimmel                       657,193
----------------------------------------------------------------------
Todd Kimmel Trust                                         171,530
----------------------------------------------------------------------
Melissa Kimmel Trust                                      155,000
----------------------------------------------------------------------
Anita Hyatt Family Trust                                   20,750
----------------------------------------------------------------------
Frank S. Caruso                                           370,200
----------------------------------------------------------------------
John W. Lyle                                              224,100
----------------------------------------------------------------------
Hyatt Family Trust                                        221,332
----------------------------------------------------------------------
Roger H. Kimmel (N.B. does not include                     30,000
shares owned by the Hyatt Trusts listed
above)
----------------------------------------------------------------------
Frank S. Caruso Irrevocable Trust                          24,900
----------------------------------------------------------------------
James R. Ledley                                           109,450
----------------------------------------------------------------------
Donald G. Drapkin                                           8,300
----------------------------------------------------------------------
Donald Drapkin                                              8,300
----------------------------------------------------------------------
Patricia Caruso                                             1,000
----------------------------------------------------------------------
          Total                                         4,176,022
----------------------------------------------------------------------

                                  Schedule II
                                  -----------

                                    Notices

--------------------------------------------------------------------------------
 Stockholder Party           Notice To:                 With A Copy To:

--------------------------------------------------------------------------------
Michael Hyatt         Michael Hyatt                 Michael Hyatt
                      Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
                      245 Park Avenue               245 Park Avenue
                      New York, NY 10167            New York, NY 10167
--------------------------------------------------------------------------------
Michael Hyatt as      Michael Hyatt                 Michael Hyatt
Trustee for the       Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
Trust Under the Will  245 Park Avenue               245 Park Avenue
of Inez L. Kimmel     New York, NY 10167            New York, NY 10167
--------------------------------------------------------------------------------
Michael Hyatt as      Michael Hyatt                 Michael Hyatt
Trustee for The Todd  Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
Kimmel Trust          245 Park Avenue               245 Park Avenue
                      New York, NY 10167            New York, NY 10167
--------------------------------------------------------------------------------
Michael Hyatt as      Michael Hyatt                 Michael Hyatt
Trustee for the       Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
Melissa Kimmel Trust  245 Park Avenue               245 Park Avenue
                      New York, NY 10167            New York, NY 10167
--------------------------------------------------------------------------------
Michael Hyatt as      Michael Hyatt                 Michael Hyatt
Trustee for the       Bear Stearns & Co. Inc.       Bear Stearns & Co. Inc.
Anita Hyatt Family    245 Park Avenue               245 Park Avenue
Trust                 New York, NY 10167            New York, NY 10167
--------------------------------------------------------------------------------
Roger H. Kimmel       Roger H. Kimmel               Roger H. Kimmel
                      Latham & Watkins              Latham & Watkins
                      885 Third Avenue, Suite 1000  885 Third Avenue, Suite 1000
                      New York, NY 10022            New York, NY 10022
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Roger H. Kimmel as     Roger H. Kimmel              Roger H. Kimmel
Trustee for the Hyatt  Latham & Watkins             Latham & Watkins
Family Trust           885 Third Avenue, Suite 1000 885 Third Avenue, Suite 1000
                       New York, NY 10022           New York, NY 10022
--------------------------------------------------------------------------------
James R. Ledley        James R. Ledley              James R. Ledley
                       26 Hardscrabble Hill         26 Hardscrabble Hill
                       Chappaqua, NY 10514          Chappaqua, NY 10514
--------------------------------------------------------------------------------
Donald Drapkin         Donald Drapkin               Donald Drapkin
                       35 East 62/nd/               35 East 62/nd/
                       New York, NY 10021           New York, NY 10021
--------------------------------------------------------------------------------
Donald G. Drapkin      Donald Drapkin               Donald Drapkin
                       35 East 62/nd/               35 East 62/nd/
                       New York, NY 10021           New York, NY 10021
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John W. Lyle           John Lyle                    John Lyle
                       28 Inlet Terrace             28 Inlet Terrace
                       Belmar, NJ 07719             Belmar, NJ 07719
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Karen B. Lyle          Karen Lyle                   Karen Lyle
                       4 Dayna Lane                 4 Dayna Lane
                       Lawrenceville, NJ 08648      Lawrenceville, NJ 08648
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Frank S. Caruso        Frank S. Caruso, Ph. D.      Frank S. Caruso, Ph. D.
                       2 Bowling Green              2 Bowling Green
                       Colts Neck, NJ 07722         Colts Neck, NJ 07722
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Frank S. Caruso, Jr. as Trustee   Frank S. Caruso, Jr.   Frank S. Caruso, Ph. D.
for the Frank S. Caruso           USA Datanet            2 Bowling Green
Irrevocable Trust                 318 South Clinton St.  Colts Neck, NJ 07722
                                  Suite 300
                                  Syracuse, NY 13202
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Patricia Caruso                   Patricia Caruso        Patricia Caruso
                                  2 Bowling Green        2 Bowling Green
                                  Colts Neck, NJ 07722   Colts Neck, NJ 07722
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